UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                Current Report
                                 Pursuant to
                             Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): October 28, 1999


                       ALLMERICA FINANCIAL CORPORATION
            (Exact name of Registrant as specified in its charter)



            Delaware                    1-13754             04-3263626
   (State or other jurisdic-    (Commission File Number) (I.R.S.Employer
     tion of Incorporation)                                 I.D. Number)




                    440 Lincoln Street, Worcester, Massachusetts 01653
                         (Address of Principal Executive Offices)
                                       (Zip Code)

                                    (508) 855-1000
                    (Registrant's Telephone Number including area code)



                                   Page 1 of 8 pages
                                Exhibit Index on page 4

Item 5.  Other Events.

On October 28, 1999, Allmerica Financial Corporation announced its financial results for third quarter 1999. A copy of the press release is attached as
Exhibit 99 and is incorporated by reference herein.


CAUTIONARY STATEMENT FOR THE PURPOSES OF THE `SAFE HARBOR' PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Forward-Looking Statements

The Company wishes to caution readers that the following important factors, among others, in some cases have affected and in the future could affect, the Company's actual results and could cause the Company's actual results for 1998 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. When used in the attached press release, words such as "believes", "anticipated", "expects" and similar expressions are intended to identify forward looking statements.See"Important Factors Regarding Forward-Looking Statements" filed as Exhibit 99-2 to the Company's Annual Report on Form 10-K for the period ended December 31, 1998.

Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include among others, the following possibilities: (i) adverse catastrophe experience and severe weather; (ii) adverse loss development for events the Company insured in prior years or adverse trends in mortality and morbidity; (iii) heightened competition, including the intensification of price competition, the entry of new competitors, and the introduction of new products by new and existing competitors; (iv) adverse state and federal legislation or regulation, including decreases in rates, limitations on premium levels, increases in minimum capital and reserve requirements, benefit mandates, limitations on the ability to manage care and utilization, and tax treatment of insurance and annuity products; (v) changes in interest rates causing a reduction of investment income or in the market value of interest rate sensitive investments;
(vi) failure to obtain new customers, retain existing customers or reductions in policies in force by existing customers; (vii) higher service, administrative, or general expense due to the need for additional advertising, marketing, administrative or management information systems expenditures; (viii) loss or retirement of key executives; (ix) increases in medical costs, including increases in utilization, costs of medical services, pharmaceuticals, durable medical equipment and other covered items; (x) termination of provider contracts or renegotiations at less cost-effective rates or terms of payment; (xi) changes in the Company's liquidity due to changes in asset and liability matching; (xii) restrictions on insurance underwriting, based on genetic testing and other criteria; (xiii) adverse changes in the ratings obtained from independent rating agencies, such as Moody's, Standard and Poor's, A.M. Best, and Duff & Phelps; (xiv) lower appreciation on and decline in value of managed investments, resulting in reduced variable products, assets and related fees; (xv) possible claims relating to sales practices for insurance products; (xvi) uncertainty related to the Year
2000 issue; (xvii) failure of a reinsurer of the Company's policies to pay its liabilities under reinsurance contracts; (xviii) earlier than expected withdrawals from the Company's general account annuities, GICs (including funding agreements),and other insurance products; (xix) changes in the mix of assets comprising the Company's investment portfolio and the fluctuation of the market value of such assets; and (xx) losses resulting from the Company's participation in certain reinsurance pools.






Item 7.  Financial Statements and Exhibits.

Exhibit 99 Press Release dated October 28, 1999, announcing Allmerica Financial Corporation third quarter 1999 financial results.

Page 2
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SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ALLMERICA FINANCIAL
                                      CORPORATION

                                      By:  /s/Edward J. Parry III
                                           Edward J. Parry III
                                           Vice President, Chief Financial
                                           Officer, and Treasurer


Date:  October 29, 1999


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Exhibit Index

Exhibit 99 	Press Release dated October 28, 1999, announcing Allmerica
Financial Corporation third quarter 1999 financial results.

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



EXHIBIT 99


ALLMERICA FINANCIAL CORPORATION REPORTS
RECORD THIRD QUARTER OPERATING EARNINGS OF $1.39 PER SHARE


WORCESTER, Mass., October 28, 1999 - Allmerica Financial Corporation (NYSE: AFC) today reported record third quarter operating earnings.


Highlights:

Net operating income per share from continuing operations was $1.39, or $75.8 million for the third quarter, an increase of 95.8% compared to $0.71 per share, or $43.4 million in 1998. Net operating income from continuing operations excludes net realized investment gains and losses and other non-recurring gains and charges, net of taxes.

Net operating income from continuing operations for the first nine months of 1999 was $3.59 per share, or $200.1 million up 49.6% compared to $2.40 per share, or $145.4 million in 1998.

Annualized return on realized equity for the nine months ended September 30, 1999 was 11.8%, up from 9.6% in 1998.

Asset Accumulation pre-tax operating earnings for the quarter were $60.4 million, up 31.3 percent from $46.0 million for the same period in 1998.

Risk Management pre-tax operating earnings were $49.5 million in the third quarter, up significantly from the $24.6 million reported in the third quarter of last year.

Net income for the third quarter was $13.1 million, or $0.24 per share, compared to $8.2 million, or $0.13 per share in 1998. Net income for the first nine months of 1999 was $4.07 per share, or $227.4 million versus $2.24 per share or $135.3 million in 1998. Losses from discontinued operations were $46.0 million in the third quarter versus $16.1 million in 1998. In the quarter, net realized investment losses, net of taxes, minority interest and amortization, were $16.7 million versus net realized investment gains of $1.1 million in 1998.

 "We are very pleased with our performance in the third quarter, which marks the fourth consecutive quarter of record comparative operating earnings," said John F. O'Brien, president and chief executive officer at Allmerica. "Our Asset Accumulation segment generated substantially higher earnings in the quarter, due largely to separate account asset growth. Our Risk Management operation achieved significant earnings growth, benefiting from improved results in the personal auto business and from lower weather-related catastrophe losses."

"Our increased profitability, plus the continuing benefits of our capital management initiatives, raised our annualized return on realized equity to 11.8% for the first nine months of 1999, representing a substantial improvement over 9.6% for 1998."

Segment Results

Allmerica Financial operates in two primary businesses: Asset Accumulation and Risk Management. The Asset Accumulation business markets insurance and retirement savings products and services to individual and institutional clients through Allmerica Financial Services, and investment management services to institutions, pension funds, and other organizations through Allmerica Asset Management, Inc. Risk Management markets property and casualty insurance products on a regional basis through The Hanover Insurance Company and Citizens Insurance Company of America, with additional distribution channels in Voluntary Benefits and Specialty Products.

Asset Accumulation

Third quarter pre-tax operating earnings for the Asset Accumulation business increased 31.3 percent to $60.4 million from $46.0 million in 1998.

Allmerica Financial Services' pre-tax operating earnings increased to $54.7 million in the quarter, up 39.9% from $39.1 million in the third quarter of 1998.

Allmerica Asset Management's pre-tax operating earnings were $5.7 million, down from $6.9 million in the third quarter of 1998.

Asset Accumulation highlights:

Variable product fees of $74.5 million were up 30.2 percent over the third quarter of 1998. Increased fees are related to variable product asset growth resulting from sales and stock market appreciation.

Variable product assets grew to $15.1 billion at the close of the quarter from $11.4 billion one year earlier, an increase of 32.5%.

Variable annuity sales were $635.4 million in the third quarter of 1999, a decrease of 26.5% from the third quarter of 1998. Sales were down due to lower production in the company's mutual fund wrap partner channel.

Individual variable life insurance sales were up 16.6 percent, to $45.7 million in the quarter.

Risk Management

Risk Management pre-tax operating earnings were $49.5 million compared to $24.6 million for the third quarter of 1998.

Risk Management highlights:

Pre-tax catastrophe losses were $20.2 million in the quarter, down from $28.5 million in the comparable period in 1998.

Direct written premiums were $574.7 million for the quarter, a 3% increase from the third quarter 1998 total of $558.5 million.

The statutory expense ratio was 28.4 percent in the quarter versus 28.5 percent for the full year 1998.

Corporate

Corporate segment net expenses were $13.7 million in the third quarter of
1999, compared to $10.6 million in the third quarter of 1998.   Net
expenses for 1998 were unusually low due to the timing of capital transactions which resulted in higher net investment income in that period.

Investment Results

Net investment income was $157.3 million for the third quarter of 1999, compared to $148.7 million in the same period last year. This increase was principally due to higher income from the stable value products business.

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Balance Sheet

Shareholders' equity was $2.21 billion, or $40.86 per share at September 30, 1999, compared to $2.46 billion, or $41.95 per share at December 31, 1998. Excluding the impact of SFAS No. 115, book value was $41.76 per share at the close of the third quarter, compared to $38.87 per share at December 31, 1998.

Total assets were $29.1 billion at September 30, 1999, up from $27.6 billion at year-end 1998. Separate account assets increased to $15.1 billion at September 30, 1999, up from $13.7 billion at December 31, 1998.

Discontinued Operations

During the second quarter of 1999, the company approved a plan to exit the Employee Benefit Services business, principally consisting of its group life and health insurance operations and reinsurance pool business. Accordingly, the operating results of these businesses have been reported in the consolidated statements of income as discontinued operations. Losses from discontinued operations were $46.0 million in the third quarter versus $16.1 million in 1998.

On October 7, 1999 the company announced that it had reached an agreement to sell its group life and health insurance business to Great-West Life and Annuity Company of Denver.

Interim information is unaudited.

Allmerica Financial Corporation is the holding company for a diversified group of insurance and financial services companies headquartered in Worcester, Mass.

CONTACTS: Investors                               Media
          Henry P. St. Cyr                        Michael F. Buckley
         (508) 855-2959                          (508) 855-3099
AF 17
10/28/99

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

ALLMERICA FINANCIAL CORPORATION
(In millions, except per share data)
                                                 Quarter ended
                                                  September 30
                                                1999        1998
                                                -----------------
Net income                                      $13.1        $8.2
Net income per share                            $0.24       $0.13
Weighted average shares                          54.7        60.6

The following is a reconciliation from net operating income to net income per share:



                                                       Quarter ended
                                                       September 30
PER SHARE DATA (DILUTED)                             1999         1998
                                                     ------------------
Net operating income<FN1>                        $ 1.39         $ 0.71
Net realized investment (losses) gains,
  net of taxes, minority interest and
  amortization                                     (0.31)         0.02
Loss from operations of discontinued business,
  net of taxes                                     (0.28)        (0.27)
Loss on disposal of group life and health
  business, net of taxes                           (0.56)         0.00
Sales practice litigation expense,
  net of taxes                                      0.00         (0.33)
                                                   -----         -----
Net income <FN2>                                   $0.24         $0.13
                                                   =====         =====

<FN1>  Net operating income excludes net realized investment gains and losses and other items which management believes are not indicative of overall operating trends, net of taxes and minority interest.
<FN2> Basic net income per share was $0.24 and $0.14 for  the quarters ended September 30, 1999 and 1998 respectively, and $4.11 and $2.26 for the nine months ended September 30, 1999 and 1998, respectively.


All figures reported are unaudited and are in accordance with generally accepted accounting principles.